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                                                               EXHIBIT (a)(1)(E)
                           OFFER TO PURCHASE FOR CASH
                                       BY
                              TB WOOD'S CORPORATION
                                       OF
                    UP TO 750,000 SHARES OF ITS COMMON STOCK
    AT A PURCHASE PRICE NOT GREATER THAN $7.50 NOR LESS THAN $5.00 PER SHARE

                THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
                  WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
                 TIME, ON TUESDAY, SEPTEMBER 6, 2005, UNLESS THE
                               OFFER IS EXTENDED.

To Our Clients:
      Enclosed for your consideration are the Offer to Purchase, dated Tuesday, August 9, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by TB Wood's Corporation, a Delaware corporation ("TB Wood's"), to purchase for cash up to 750,000 shares of its common stock, $0.01 par value per share (the "common stock"), at a price, net to the seller in cash, without interest, not greater than $7.50 nor less than $5.00 per share, on the terms and subject to the conditions of the Offer.
      On the terms and subject to the conditions of the Offer, TB Wood's will determine a single per share price, not greater than $7.50 nor less than $5.00 per share, that it will pay for shares of common stock properly tendered and not properly withdrawn in the Offer, taking into account the total number of shares tendered and the prices specified by tendering shareholders. TB Wood's will select the lowest purchase price that will allow it to purchase 750,000 shares of common stock, or if a lesser number of shares of common stock are properly tendered in an amount not less than 500,000 shares, all shares of common stock are properly tendered and not properly withdrawn, at prices not greater than $7.50 nor less than $5.00 per share. All shares of common stock properly tendered at or below the purchase price and not properly withdrawn will be purchased at the purchase price selected by TB Wood's, on the terms and subject to the conditions of the Offer, including its proration provisions, and conditional tender provisions. All shares of common stock acquired in the Offer will be acquired at the same purchase price. TB Wood's reserves the right, in its sole discretion, to purchase more than 750,000 shares of common stock in the Offer, subject to applicable law. Shares of common stock tendered at prices greater than the purchase price and shares of common stock not purchased because of proration provisions or conditional tenders will be returned to the tendering shareholders at TB Wood's expense promptly after the expiration of the Offer. See Section 1 and Section 3 of the Offer to Purchase.
      If the number of shares of common stock properly tendered is less than or equal to 750,000 shares of common stock (or such greater number of shares as TB Wood's may elect to purchase pursuant to the Offer), TB Wood's will, on the terms and subject to the conditions of the Offer, purchase at the purchase price selected by TB Wood's all shares of common stock so tendered.
      On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 750,000 shares of common stock (or any such greater number of shares as TB Wood's may elect to purchase) are properly tendered at or below the purchase price, TB Wood's will buy shares of common stock first, from all shareholders who properly tender all their shares of common stock at or below the purchase price selected by TB Wood's, and second, if necessary to permit TB Wood's to purchase 750,000 shares of common stock, from holders who have only tendered shares of common stock subject to the condition that a specified minimum number of the holder's shares of common stock are purchased in the Offer as described in Section 6 of the Offer to Purchase (for which the condition was not initially satisfied, and provided the holders tendered all of their shares of common stock) by random lot, to the extent feasible. See Section 1, Section 3 and Section 6 of the Offer to Purchase.


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   We are the owner of record of shares of common stock held for your account.
As such, we are the only ones who can tender your shares of common stock, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES OF COMMON STOCK WE HOLD FOR YOUR ACCOUNT.
      Please instruct us as to whether you wish us to tender any or all of the shares of common stock we hold for your account on the terms and subject to the conditions of the Offer.
      Please note the following:

          1. You may tender your shares of common stock at prices not greater than $7.50 nor less than $5.00 per share, as indicated in the attached Instruction Form, net to you in cash, without interest.

          2. YOU SHOULD CONSULT WITH YOUR BROKER OR OTHER FINANCIAL OR TAX ADVISOR ON THE POSSIBILITY OF DESIGNATING THE PRIORITY IN WHICH YOUR SHARES OF COMMON STOCK WILL BE PURCHASED IN THE EVENT OF PRORATION.

          3. The Offer is subject to a number of conditions, including shareholder tendering and not withdrawing before the expiration of the Offer in the aggregate a minimum of 500,000 shares.

          4. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, September 6, 2005, unless TB Wood's extends the Offer.

          5. The Offer is for 750,000 shares of common stock, constituting 14.44% of the total number of outstanding shares of common stock as of August 8, 2005.

          6. Tendering shareholders who are registered shareholders or who tender their shares of common stock directly to American Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions or fees to TB Wood's, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on TB Wood's purchase of shares of common stock under the Offer. Tendering stockholders who own shares through a broker or other nominee, may be charged a fee by the broker or nominee for tendering shares on behalf of the tendering stockholder.

          7. If you wish to tender portions of your shares of common stock at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

          8. If you wish to condition your tender upon the purchase of all shares of common stock tendered or upon TB Wood's purchase of a specified minimum number of the shares of common stock which you tender, you may elect to do so and thereby avoid possible proration of your tender. TB Wood's purchase of shares of common stock from all tenders which are so conditioned will be determined by random lot. To elect such a condition complete the section captioned "Conditional Tender" in the attached Instruction Form.

     If you wish to have us tender any or all of your shares of common stock, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares of common stock, we will tender all your shares of common stock unless you specify otherwise on the attached Instruction Form.
      YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, SEPTEMBER 6, 2005 UNLESS THE OFFER IS EXTENDED.
      The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of common stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.


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                                INSTRUCTION FORM
                                 WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                                       BY
                              TB WOOD'S CORPORATION
                                       OF
                    UP TO 750,000 SHARES OF ITS COMMON STOCK
    AT A PURCHASE PRICE NOT GREATER THAN $7.50 NOR LESS THAN $5.00 PER SHARE

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated Tuesday, August 9, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by TB Wood's Corporation, a Delaware corporation ("TB Wood's"), to purchase for cash up to 750,000 shares of its common stock, $0.01 par value per share (the "common stock"), at a price, net to the seller in cash, without interest, not greater than $7.50 nor less than $5.00 per share, specified by the undersigned, on the terms and subject to the conditions of the Offer.

         The undersigned hereby instruct(s) you to tender to TB Wood's the number of shares of common stock indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the Offer. NUMBER OF SHARES OF COMMON STOCK TO BE TENDERED: _________________ SHARES*

* Unless otherwise indicated, it will be assumed that all shares of common stock held by us for your account are to be tendered.

         CHECK ONLY ONE BOX:

         (1) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
             (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders shares of common stock at the price checked. This action could result in none of the shares of common stock being purchased if the purchase price determined by TB Wood's for the shares of common stock is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES OF COMMON STOCK AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES OF COMMON STOCK ARE TENDERED. The same shares of common stock cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

                  PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
                               ARE BEING TENDERED
                                   |_| $ 5.00
                                   |_| $ 5.25
                                   |_| $ 5.50
                                   |_| $ 5.75
                                   |_| $ 6.00
                                   |_| $ 6.25
                                   |_| $ 6.50
                                   |_| $ 6.75
                                   |_| $ 7.00
                                   |_| $ 7.25
                                   |_| $ 7.50
                                       OR

         (2) SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered at Price Determined by Shareholder," the undersigned hereby tenders shares of common stock at the purchase price, as the same shall be determined by TB Wood's in accordance with the terms of the Offer.

      [ ] The undersigned wants to maximize the chance of having TB Wood's purchase all of the shares of common stock the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares of common stock and is willing to accept the purchase price determined by TB Wood's in accordance with the terms of the Offer. This action could result in receiving a price per share as low as $5.00.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

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                               CONDITIONAL TENDER

                (See Instruction 13 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of shares of common stock upon TB Wood's purchasing a specified minimum number of the shares of common stock tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares of common stock you indicate below is purchased by TB Wood's pursuant to the terms of the Offer, none of the shares of common stock tendered will be purchased. IT IS THE TENDERING SHAREHOLDER'S RESPONSIBILITY TO CALCULATE THAT MINIMUM NUMBER OF SHARES OF COMMON STOCK THAT MUST BE PURCHASED IF ANY ARE PURCHASED, AND YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

|_| The minimum number of shares of common stock that must be purchased, if any are purchased, is: _______________________ shares.

If, because of proration, the minimum number of shares of common stock designated will not be purchased, TB Wood's may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares of common stock and checked this box:

|_| The tendered shares of common stock represent all shares held by the undersigned.

      THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

      TB WOOD'S BOARD OF DIRECTORS HAS APPROVED THE OFFER. HOWEVER, NEITHER TB WOOD'S NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES OF COMMON STOCK OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEY MAY CHOOSE TO TENDER THEIR SHARES OF COMMON STOCK. SHAREHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES OF COMMON STOCK AND, IF SO, HOW MANY SHARES OF COMMON STOCK TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEIR SHARES OF COMMON STOCK SHOULD BE TENDERED. IN DOING SO, SHAREHOLDERS SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING TB WOOD'S REASONS FOR MAKING THE OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. SHAREHOLDERS SHOULD DISCUSS WHETHER TO TENDER THEIR SHARES OF COMMON STOCK WITH THEIR BROKER OR OTHER FINANCIAL OR TAX ADVISOR. TB WOOD'S DIRECTORS AND EXECUTIVE OFFICERS HAVE ADVISED TB WOOD'S THAT THEY DO NOT INTEND TO TENDER ANY OF THEIR OWN SHARES OF COMMON STOCK IN THE OFFER. SEE SECTION 10 OF THE OFFER TO PURCHASE.

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Signature(s):

Name(s):

                                 (PLEASE PRINT)
Taxpayer Identification or Social Security Number:

Address(es):

                              (INCLUDING ZIP CODE)
Area Code/ Phone Number:

Date:




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